     As filed with the Securities and Exchange Commission on July 3, 2002


                                                     Registration No. 333-88666


================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------

                                Amendment No. 1


                                      to

                                   Form S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                               -----------------
                           Union Pacific Corporation

            (Exact name of registrant as specified in its charter)

                       Utah                    13-2626465
                  (State or other           (I.R.S. Employer
                  jurisdiction of          Identification No.)
                 incorporation or
                   organization)

                               1416 Dodge Street
                             Omaha, Nebraska 68179
                                (402) 271-5777
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------
                             James J. Theisen, Jr.
                           Senior Corporate Counsel
                               1416 Dodge Street
                             Omaha, Nebraska 68179
                                (402) 271-5777
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -----------------
                                  Copies to:
                                 John W. White
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                              New York, New York
                                (212) 474-1000
                               -----------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                              Proposed         Proposed
               Title of Each                    Amount        Maximum          Maximum        Amount of
            Class of Securities                 to be      Offering Price Aggregate Offering Registration
             to be Registered               Registered (1)    Per Unit      Price (1), (2)       Fee
----------------------------------------------------------------------------------------------------------
Debt Securities (3)........................
Warrants to Purchase Debt Securities.......
Preferred Stock, no par value (4).......... $1,000,000,000       (1)        $1,000,000,000     $92,000 (6)
Warrants to Purchase Preferred Stock.......
Common Stock, par value $2.50 per share (5)

================================================================================

(1) In United States dollars or the equivalent thereof in foreign currency or currency units. The amount registered represents the aggregate public offering price received from the sale of the Debt Securities, Warrants to Purchase Debt Securities, Preferred Stock, and Warrants to Purchase Preferred Stock registered hereby, including any securities sold at a discount, which will not exceed $1 billion. No separate consideration will be received for Common Stock, Preferred Stock or Debt Securities that are issued upon conversion or exchange of Preferred Stock or Debt Securities.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3) Such indeterminate amount of Debt Securities as may from time to time be issued at indeterminate prices or issuable upon conversion or exchange of Debt Securities or Preferred Stock, to the extent such Debt Securities or Preferred Stock are, by their terms, convertible into or exchangeable for Debt Securities, or upon the exercise of Warrants to Purchase Debt Securities.
(4) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices or issuable upon conversion or exchange of Debt Securities or Preferred Stock, to the extent such Debt Securities or Preferred Stock are, by their terms, convertible into or exchangeable for shares of Preferred Stock, or upon the exercise of Warrants to purchase Preferred Stock.
(5) Such indeterminate number of shares of Common Stock as may from time to time be issuable upon conversion or exchange of Debt Securities or shares of Preferred Stock, to the extent any of such Debt Securities or Preferred Stock are, by their terms, convertible into or exchangeable for shares of Common Stock.

(6) Previously paid.


   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.


                   Subject to Completion, dated July 3, 2002


                                $1,000,000,000

[LOGO] Union Pacific
Corporation

                                Debt Securities

                                Preferred Stock

                                 Common Stock

                              Securities Warrants

                               -----------------


   We may sell from time to time, in one or more offerings:


    .  Debt Securities

    .  Preferred Stock

    .  Common Stock

    .  Warrants for Debt Securities or Preferred Stock

   Debt securities and preferred stock may be convertible into debt securities, preferred stock or common stock.

   The total offering price of these securities, in the aggregate, will not exceed $1,000,000,000. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement to this prospectus carefully before you invest.


   See "Risk Factors" beginning on page 1 for a discussion of certain risks that you should consider in connection with an investment in the securities.


   We may offer the securities directly or through underwriters, agents or dealers. The supplements to this prospectus will designate the terms of our plan of distribution. The discussion under the heading "Plan Of Distribution" provides more information on this topic.


   Our executive offices are located at 1416 Dodge Street, Omaha, Nebraska 68179, and our telephone number is (402) 271-5777. Our common stock is listed on the New York Stock Exchange under the symbol "UNP".


   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    This prospectus is dated         , 2002

                               TABLE OF CONTENTS


                                                                   Page
                                                                   ----
        Risk Factors..............................................   1
        About This Prospectus.....................................   3
        Where You Can Find More Information.......................   3
        Incorporation By Reference................................   3
        The Company...............................................   4
        Cautionary Statement Concerning Forward-Looking Statements   4
        Ratio of Earnings to Fixed Charges........................   6
        Use of Proceeds...........................................   6
        Description of Debt Securities............................   7
        Description of Preferred Stock............................  14
        Description of Common Stock...............................  18
        Description of Securities Warrants........................  19
        Plan of Distribution......................................  20
        Legal Opinions............................................  22
        Experts...................................................  22



   The terms "Union Pacific," "we," "us" and "our" used in this prospectus refer to Union Pacific Corporation.

                                 RISK FACTORS



   In addition to the other information included in this prospectus and in the documents that are incorporated by reference (including the matters addressed in the section entitled "Cautionary Statement Concerning Forward-Looking Statements" below), you should consider carefully the following factors in connection with an investment in our securities.



We Face Competition from Other Railroads and Other Types of Transportation



   We are subject to price and service competition from other railroads, which operate parallel routes in many of our traffic corridors, in addition to operations providing other modes of transportation, including motor carriers and, to a lesser extent, ships, barges and pipelines. Competition is based primarily upon the rate charged and the transit time required, as well as the quality and reliability of the service provided. While we must build or acquire and maintain our rail system, trucks and barges are able to use public rights-of-way maintained by public entities. Any future improvements or expenditures materially increasing the quality of these alternative modes of transportation in the locations in which we operate, or legislation granting materially greater latitude for motor carriers with respect to size or weight limitations, could have a material adverse effect on our results of operations and financial condition.



We Are Subject to Significant Governmental Regulation



   We are subject to governmental regulation by a significant number of federal, state and local regulatory authorities with respect to our railroad and trucking operations and a variety of health, safety, labor, environmental and other matters. Our failure to comply with applicable laws and regulations could have a material adverse effect on us. Governments may change the legislative framework within which we operate without providing us with any recourse for any adverse effects that the change may have on our business. Also, some of the regulations require us to obtain and maintain various licenses, permits and other authorizations and we cannot assure you that we will continue to be able to do so.



We Are Subject to Significant Environmental Laws and Regulations



   Our operations are subject to extensive federal, state and local environmental laws and regulations concerning, among other things, emissions to the air, discharges to waters and the handling, storage, transportation and disposal of waste and other materials and cleanup of hazardous material or petroleum releases. Environmental liability can extend to previously owned or operated properties, leased properties and properties owned by third parties, as well as to properties currently owned and used by us. Environmental liabilities may also arise from claims asserted by adjacent landowners or other third parties in toxic tort litigation. We may be subject to allegations or findings to the effect that we have violated, or are strictly liable under, these laws or regulations. We could incur significant costs as a result of any of the foregoing and we may be required to incur significant expenses to investigate and remediate environmental contamination.



Rising Fuel Costs Could Materially Adversely Affect Our Business



   Fuel costs constitute a significant portion of our transportation expenses. Diesel fuel prices are subject to dramatic fluctuations. Significant price increases may have a material adverse effect on our operating results. Additionally, fuel prices and supplies are influenced significantly by international political and economic circumstances. If a fuel supply shortage were to arise from OPEC production curtailments, a disruption of oil imports or otherwise, higher fuel prices and any subsequent price increases would materially affect our operating results.

Some of Our Employees Belong to Labor Unions and Strikes or Work Stoppage Could Adversely Affect Our Operations



   We are a party to collective bargaining agreements with various labor unions in the United States. Some of these agreements expire within the next two years. Disputes with regard to the terms of these agreements or our potential inability to negotiate acceptable contracts with these unions could result in, among other things, strikes, work stoppages or other slowdowns by the affected workers. If the unionized workers were to engage in a strike, work stoppage or other slowdown, or other employees were to become unionized or the terms and conditions in future labor agreements were renegotiated, we could experience a significant disruption of our operations and higher ongoing labor costs.



We May Be Affected by General Economic Conditions



   Several of the commodities transported by both our railroad and trucking subsidiaries come from industries with cyclical business operations. As a result, prolonged negative changes in domestic and global economic conditions affecting the producers and consumers of the commodities carried by us may have an adverse effect on our operating results and financial condition.



Severe Weather Could Result in Significant Business Interruptions and
Expenditures



   Severe weather conditions and other natural phenomena, including earthquakes and floods, may cause significant business interruptions and result in increased costs and liabilities and decreased revenues, which could have an adverse effect on our operating results and financial condition.



We May Be Subject to Various Claims and Lawsuits That Could Result in Significant Expenditures



   The nature of our business exposes us to the potential for various claims and litigation related to labor and employment, personal injury and property damage, environmental and other matters. Therefore, we may be subject to claims or litigation that could involve significant expenditures.



We May Be Affected by Future Acts of Terrorism or War or Risk of War



   Terrorist attacks, such as those that occurred on September 11, 2001, any government response thereto and war or risk of war may adversely affect our results of operations, financial condition, our ability to raise capital or our future growth. Our rail lines and facilities could be direct targets or indirect casualties of an act or acts of terror, which could cause significant business interruption and result in increased costs and liabilities and decreased revenues, which could have an adverse effect on our operating results and financial condition. Any act of terror, retaliatory strike, sustained military campaign or war or risk of war may have an adverse impact on our operating results and financial condition by causing or resulting in unpredictable operating or financial conditions, including disruptions of rail lines, volatility or sustained increase of fuel prices, fuel shortages, general economic decline and instability or weakness of financial markets which could restrict our ability to raise capital. In addition, insurance premiums charged for some or all of the coverages currently maintained by us could increase dramatically or certain coverages may not be available to us in the future.

                             ABOUT THIS PROSPECTUS


   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a shelf registration process. Under this shelf registration statement, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. For further information about our business and the securities, you should refer to this registration statement and its exhibits. The exhibits to this registration statement contain the full text of certain contracts and other important documents summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. You can obtain the registration statement from the SEC as indicated under the heading "Where You Can Find More Information."


   This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."


   You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the prospectus supplement may only be used where it is legal to offer the securities. The information in this prospectus, as well as information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of its date or as of the date of this prospectus, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.


                      WHERE YOU CAN FIND MORE INFORMATION

   We file reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC's website on the World Wide Web at http://www.sec.gov. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices in New York, 233 Broadway, New York, New York 10279, and Chicago, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. You may call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. Our common stock is listed and traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                          INCORPORATION BY REFERENCE

   The SEC requires us to "incorporate by reference" certain information we file with them, which means that we will disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC after the date of this prospectus as part of an incorporated document will automatically update and supersede information contained in this prospectus.

   We incorporate by reference the documents listed below:

      Our Annual Report on Form 10-K for the fiscal year ended December 31,
   2001;

      Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002; and

      Our Current Report on Form 8-K dated April 25, 2002.

   We also incorporate by reference any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but before the end of the offering made by this prospectus.


   You may request a copy of any filings referred to above, excluding exhibits, at no cost, by writing or telephoning us at the following address: Union Pacific Corporation, 1416 Dodge Street, Omaha, Nebraska 68179, Attention:
Corporate Secretary (telephone (402) 271-5777).


                                  THE COMPANY


   We operate through subsidiaries primarily in the areas of rail transportation and trucking. Our rail transportation operations principally consist of Union Pacific Railroad Company ("UPRR") and our trucking operations principally consist of Overnite Transportation Company ("Overnite") and as of November 30, 2001, Motor Cargo Industries, Inc. ("Motor Cargo"). Union Pacific Corporation was incorporated in Utah in 1969.


Rail Transportation

   UPRR is the largest rail system in the United States, operating over 33,000 route miles linking Pacific Coast and Gulf Coast ports to the Midwest and eastern U.S. gateways, and providing several north/south corridors to key Mexican gateways. UPRR serves the western two-thirds of the country and maintains coordinated schedules with other carriers for the handling of freight to and from the Atlantic Coast, the Pacific Coast, the Southeast, the Southwest, Canada and Mexico. Export and import traffic is moved through Gulf Coast and Pacific Coast ports and across Mexican and Canadian borders. Major commodities hauled by UPRR are agricultural, automotive, chemicals, energy (primarily coal), industrial products and intermodal.

   Since 1995, we have significantly expanded our rail operations, completing acquisitions of Chicago and North Western Transportation Company and Southern Pacific Transportation Company and their respective affiliated railroads. Currently, UPRR holds a 26% ownership interest in a 50-year concession for the Pacific- North and Chihuahua Pacific rail lines in Mexico.

Trucking

   Overnite, a major interstate trucking company specializing in less-than-truckload ("LTL") shipments, serves all 50 states and portions of Canada and Mexico through 170 service centers located throughout the United States. Overnite transports a variety of products, including machinery, tobacco, textiles, plastics, electronics and paper products. Motor Cargo is a western regional LTL carrier that provides comprehensive service throughout 10 western states. Motor Cargo transports general commodities including consumer goods, packaged foodstuffs, industrial and electronic equipment and auto parts.

Executive Offices

   Our executive offices are located at 1416 Dodge Street, Omaha, Nebraska 68179, and our telephone number is (402) 271-5777.


          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS



   This prospectus, including documents incorporated by reference, contains forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements regarding: expectations as to operational improvements; expectations as to cost savings, revenue growth and earnings; the time by which certain objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; and statements concerning projections, predictions, expectations, estimates or forecasts as to our financial and operational results, and future economic performance, statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts.

   Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.




   You should understand that the following important factors, in addition to those discussed in "Risk Factors" above and in the documents that are incorporated by reference in this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:



  . competitive pressure among companies in our industry may increase significantly;



  . whether we are fully successful in implementing our financial and operational initiatives;



  .   industry competition, conditions, performance and consolidation;



  . legislative and regulatory developments, including possible enactment of initiatives to re-regulate the rail business;



  .   natural events such as severe weather, floods and earthquakes;



  . the effects of adverse general economic conditions, both within the United States and globally;



  .   changes in fuel prices;



  .   changes in labor costs;



  . domestic and global economic repercussions from terrorist activities and any governmental response thereto;



  .   labor stoppages; and



  .   the outcome of claims and litigation.




   Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

                      RATIO OF EARNINGS TO FIXED CHARGES


   The following table shows the ratio of earnings to fixed charges on a historical basis for each of the five years ended December 31, 2001 and the three months ended March 31, 2002. We do not have any preferred stock outstanding. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.



                                                                   Three months
                                        Year Ended December 31,   ended March 31,
                                       1997  1998  1999 2000 2001      2002
                                       ---- ----   ---- ---- ---- ---------------
Ratio of earnings to fixed charges.... 1.8  -- (a) 2.3  2.5  3.0        3.0

--------

(a) For the fiscal year ended December 31, 1998, fixed charges exceeded earnings by approximately $740 million.


   The ratio of earnings to fixed charges has been computed on a consolidated basis. Earnings represent income before the cumulative effect of accounting charges, less equity in undistributed earnings of unconsolidated affiliates, plus fixed charges and taxes based on income. Fixed charges represent interest charges, amortization of debt discount and the estimated amount representing the interest factor for rents.

                                USE OF PROCEEDS


   Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, stock repurchase programs and acquisitions. Additional information on the use of net proceeds from the sale of offered securities will be described in a prospectus supplement relating to those securities.

                        DESCRIPTION OF DEBT SECURITIES

   This section describes the general terms of the debt securities to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any debt securities to be offered in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular debt securities being offered differs from this prospectus, you should rely on the information in the prospectus supplement.


   The debt securities will be issued under one or more indentures. We have entered into separate indentures with each of Citibank, N.A., as trustee, and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as trustee. We have filed copies of those indentures as exhibits to the registration statement. Alternatively, we may choose another trustee, who we will identify in a prospectus supplement relating to the particular debt securities being offered.


   Summaries of some of the provisions of the indentures follow. The particular provisions of the indentures and terms defined in the indentures referred to below are incorporated by reference in this prospectus. Capitalized terms used in this section and not defined have the definitions given to them in the indentures.

General


   The debt securities may be either senior securities or subordinated securities, and will be unsecured unless we are required to secure the debt securities as described below under "Covenants." The indentures do not limit the aggregate principal amount of debt securities, and we may issue debt securities up to the aggregate principal amount which may be authorized from time to time by the board of directors. (Section 301) Debt securities will be issued from time to time and offered on terms determined by market conditions at the time of sale.



   Senior securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Subordinated securities will be unsecured and will be subordinated and junior to all "senior indebtedness," which for this purpose includes any senior securities, to the extent provided in the applicable supplemental indenture and described in the prospectus supplement relating to that series.



   We may issue the debt securities in one or more series with the same or various maturities at par, at a premium or at a discount. If we sell any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates, we will sell such securities at a discount, which may be substantial, from their stated principal amount. Federal income tax consequences and other special considerations applicable to any such substantially discounted debt securities will be described in the related prospectus supplement.



   The prospectus supplement that relates to specific debt securities will describe the following terms:



    . the designation, aggregate principal amount and authorized denominations of such debt securities;



    . the percentage of their principal amount at which such debt securities will be issued;



    .  the date or dates on which the debt securities will mature;



    . the rate or rates, which may be fixed or floating, per year at which the debt securities will bear interest, if any, or the method of determining such rate or rates;



    . the date or dates on which any such interest will be payable, the date or dates on which payment of any such interest will commence and the Regular Record Dates for such Interest Payment Dates;



    . whether such debt securities are senior securities or subordinated securities;



    . the terms of any mandatory or optional redemption or repayment option, including any provisions for any sinking, purchase or other analogous fund;

    . the currency, currencies or currency units for which the debt securities may be purchased and the currency, currencies or currency units in which the principal thereof, any premium thereon and any interest thereon may be payable;



    . if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal thereof, any premium thereon and any interest thereon may be payable is at our election or at the election of the purchaser, the manner in which such election may be made;



    . if the amount of payments on the debt securities is determined with reference to an index based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one or more commodities, the manner in which such amounts may be determined;



    . the extent to which any of the debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global security will be paid;



    . whether the debt securities will be convertible or exchangeable into or for common stock, preferred stock or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;



    .  information with respect to book-entry procedures, if any;



    . a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities; and



    . any other specific terms of the debt securities not inconsistent with the applicable indenture.



   If we sell any of the debt securities for one or more foreign currencies or foreign currency units or if the principal of, any premium on, or any interest on any series of debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to such issue of debt securities and such currencies or currency units will be described in the related prospectus supplement.



   Unless otherwise specified in the prospectus supplement, the principal of, any premium on, and any interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee in New York, New York, provided that payment of interest, if any, may be made at our option by check mailed on or before the payment date, first class mail, to the address of the person entitled thereto as it appears on our registry books or the registry books of our agent.



   Unless otherwise specified in the prospectus supplement, we will issue the debt securities only in fully registered form and in denominations of $1,000 and any integral multiple thereof. (Sections 301 and 302) No service charge will be made for any transfer or exchange of any debt securities, but we may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)


Global Securities


   The debt securities of a series may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole:



  . by the depositary for such global security to a nominee of such depositary;



  . by a nominee of such depositary to such depositary or another nominee of such depositary; or


  . by the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.


   We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the related prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

   Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons maintaining accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons maintaining accounts with the applicable depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.


   So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture governing such debt securities.


   Payments of principal of, any premium on, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. Neither we, the trustee for such debt securities, any paying agent, nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.



   We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of such debt securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.



   If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by one or more global securities and, in such event, will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of such series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof.


Senior Securities


   The senior securities will be our direct, unsecured obligations, and will constitute senior indebtedness (in each case as defined in the applicable supplemental indenture) ranking on a parity with all of our other unsecured and unsubordinated indebtedness.


Subordinated Securities


   The subordinated securities will be our direct, unsecured obligations. Our obligations pursuant to the subordinated securities will be subordinate in right of payment to the extent set forth in the applicable indenture and the applicable supplemental indenture to all senior securities (in each case as defined in the applicable supplemental indenture). Except to the extent otherwise set forth in a prospectus supplement, the indentures do not contain any restriction on the amount of senior indebtedness which we may incur.


   The terms of the subordination of a series of subordinated securities, together with the definition of senior indebtedness related thereto, will be as set forth in the applicable supplemental indenture and the prospectus supplement relating to such series.


   The subordinated securities will not be subordinated to our indebtedness that is not senior indebtedness, and our creditors who do not hold senior indebtedness will not benefit from the subordination provisions described herein. In the event of our bankruptcy or insolvency before or after maturity of the subordinated securities, such other creditors would rank equally and ratably with holders of the subordinated securities, subject, however, to the broad equity powers of the Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of subordinated securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against us.


Definitions

   Some of the terms defined in Section 101 of the indentures are summarized below.

   "Debt" means indebtedness for money borrowed.

   "Domestic Subsidiary" means a Subsidiary incorporated or conducting its principal operations within the United States or any State thereof.

   "Mortgage" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.


   "Subsidiary," when used with respect to us, means any corporation of which a majority of the outstanding voting stock is owned, directly or indirectly, by us or by one or more of our other Subsidiaries, or both.


Covenants


   The indentures contain certain covenants, including the limitation on liens covenant summarized below, which will be applicable, unless waived or amended, so long as any of the debt securities are outstanding, unless stated otherwise in the prospectus supplement.

   Limitation on Liens. We will not, nor will we permit any Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any stock or indebtedness, whether owned on the date of the applicable indenture or thereafter acquired, of any Domestic Subsidiary, to secure any Debt of the Company or any other person (other than the debt securities), without in any such case making effective provision whereby all the outstanding debt securities shall be directly secured equally and ratably with such Debt. This restriction will not include any Mortgage upon stock or indebtedness of a corporation existing at the time such corporation becomes a Domestic Subsidiary or at the time stock or indebtedness of a Domestic Subsidiary is acquired and any extension, renewal or replacement of any such Mortgage. (Section 1006)


Consolidation, Merger, Sale or Conveyance


   The indentures provide that we may not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:



    . the successor is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on all the outstanding debt securities and the performance of every covenant in the applicable indenture to be performed or observed by us;



    . immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and



    . we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction.



   (Section 801) In case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for us as obligor on the debt securities, with the same effect as if it had been named in the applicable indenture as us. (Section 802) Other than the limitation on liens described above, the indentures and the debt securities do not contain any covenants or other provisions designed to protect holders of debt securities in the event of a highly leveraged transaction involving us or any Subsidiary.


Events of Default; Waiver and Notice Thereof; Debt Securities in Foreign Currencies


   The following events are defined in each indenture as "Events of Default" with respect to a series of debt securities issued under such indenture:



      1. default for 30 days in payment of any interest on the debt securities of such series;



      2. default in payment of principal of or any premium on the debt securities of such series at maturity;



      3. default in payment of any sinking or purchase fund or analogous obligation, if any, on the debt securities of such series;



      4. a default by us in the performance of any other covenant or warranty contained in the applicable indenture for the benefit of such series which shall not have been remedied for a period of 90 days after we receive notice as specified in the applicable indenture; and



      5.  certain events of our bankruptcy, insolvency and reorganization.



(Section 501) A default under other indebtedness of the Company will not be a default under the indentures and a default under one series of debt securities will not necessarily be a default under another series. Any additions, deletions or other changes to the Events of Default which will apply to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

   The indentures provide that if an Event of Default described in clause (1),
(2), (3) or (4) above (if the Event of Default under clause (4) is with respect to less than all series of debt securities then outstanding) shall have occurred and is continuing with respect to any series, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal amount, or, if any series are original issue discount securities, such portion of the principal amount as specified in such series, of all outstanding debt securities of such series and the interest accrued thereon, if any, to be due and payable immediately. The indentures provide that if an Event of Default described in clause (4) or (5) above (if the Event of Default under clause (4) is with respect to all series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding, treated as one class, may declare the principal amount, or, if any series are original issue discount securities, such portion of the principal amount as specified in such series, of all debt securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately. Upon certain conditions, such declarations may be annulled and past defaults may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding on behalf of the holders of all debt securities. However, defaults in the payment of principal of, any premium on, or any interest on such debt may not be waived. (Sections 502 and 513)



   Under the indentures, the trustee must give to the holders of each series of debt securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods). However, except in the case of default in the payment of principal of, any premium on, or any interest on any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. (Section 602)



   Holder of any debt securities of any series may not institute any action under the applicable indenture unless:



  . such holder shall have given the trustee written notice of a continuing Event of Default with respect to such series;



  . the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have requested the trustee to institute proceedings in respect of such Event of Default;



  . such holder or holders shall have offered the trustee such reasonable indemnity as the trustee may require;



  . the trustee shall have failed to institute an action for 60 days thereafter; and



  . no inconsistent direction shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities of such series. (Section 507)


   The holders of a majority in aggregate principal amount of the debt securities of any series affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. (Section 512) The indentures provide that, in case an Event of Default shall occur and be continuing, the trustee, in exercising its rights and powers under the applicable indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. (Section 601) The indentures further provide that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it. (Section
601)


   We must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by one of certain of our officers stating that a review of our activities during such year and of our performance under the applicable indenture and the terms of the debt securities has been made, and, to the best of the knowledge of the signatory based on such review, we have complied with all conditions and covenants of the applicable indenture or, if we are in default, specifying such default. (Section 1004)


   If any debt securities are denominated in a coin or currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action as herein described, the principal amount of such debt securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such debt securities are denominated (as evidenced to the trustee by an Officers' Certificate) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the trustee as provided in the indentures. (Section 104)

   If any debt securities are Original Issue Discount Securities, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action herein described, the principal amount of such debt securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof. (Section 101)

Modification of the Indentures


   We and the trustee may, without the consent of the holders of the debt securities, enter into one or more supplemental indentures for, among others, one or more of the following purposes, provided that in the case of clauses
(2), (3), (4) and (6), the interests of the holders of debt securities would not be adversely affected:



      1. to evidence the succession of another corporation to us, and the assumption by such successor of our obligations under the applicable indenture and the debt securities of any series;



      2. to add covenants by us, or surrender any of our rights conferred by the applicable indenture, for the benefit of the holders of debt securities of any or all series;



      3. to cure any ambiguity, omission, defect or inconsistency in or make any other provision with respect to questions arising under the applicable indenture;



      4. to establish the form or terms of any series of debt securities, including any subordinated securities;



      5. to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture; and



      6.  to provide any additional Events of Default. (Section 901)



   The indentures or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such modification then outstanding, but no such modification may be made without the consent of the holder of each outstanding debt security affected thereby which would:



    . change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be;



    . reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture; or


    . modify any of the provisions of certain sections of the applicable indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby. (Section 902)


Defeasance of the Indentures and Debt Securities


   If the terms of any series of debt securities so provide, we will be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities of such series by, in addition to meeting certain other conditions, depositing with the trustee either:



      (1) as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on all debt securities of such series for principal, premium, if any, and interest; or



      (2) as obligations in trust such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all such debt securities for principal, premium, if any, and interest, and satisfying certain other conditions precedent specified in the applicable indenture.


(Section 403) In the event of any such defeasance, holders of such debt securities would be able to look only to such trust fund for payment of principal of, any premium on, and any interest on their debt securities.

   A defeasance is likely to be treated as a taxable exchange by holders of the relevant debt securities for an issue consisting of either obligations of the trust or a direct interest in the cash and securities held in the trust, with the result that such holders would be required for tax purposes to recognize gain or loss as if such obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their debt securities. In addition, if the holders are treated as the owners of their proportionate share of the cash or securities held in trust, such holders would then be required to include in their income for tax purposes any income, gain or loss attributable thereto even though no cash was actually received. Thus, such holders might be required to recognize income for tax purposes in different amounts and at different times than would be recognized in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of defeasance.

Concerning the Trustees


   Citibank, N.A. and JPMorgan Chase Bank conduct normal banking relationships with us and certain of our subsidiaries and, in addition, are participants in various financial agreements of the Company. Citibank, N.A. and JPMorgan Chase Bank act as trustee under certain equipment trust agreements of UPRR and trustee under various indentures in respect of certain of our securities and of securities of our subsidiaries.


                        DESCRIPTION OF PREFERRED STOCK

   This section describes the general terms of the preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.


   Summaries of some of the provisions of our revised articles of incorporation follow. We have filed a copy of the revised articles of incorporation as an exhibit to the registration statement. A certificate of amendment to the revised articles of incorporation will specify the terms of the preferred stock being offered, and will be filed as an exhibit to the registration statement or incorporated by reference before the preferred stock is issued.

   The revised articles of incorporation authorize us to issue up to 20,000,000 shares of preferred stock, without par value. No shares of preferred stock are currently outstanding, and no shares are reserved for issuance. The board of directors is authorized to issue preferred stock in one or more series from time to time, with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions thereof, as may be provided in resolutions adopted by the board of directors. All shares of any one series of preferred stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative. All series shall rank equally and shall provide for other terms as described in the applicable prospectus supplement.

   Preferred stock of a particular series will have the dividend, liquidation, redemption, conversion and voting rights described below unless otherwise provided in the prospectus supplement relating to that series. You should refer to the prospectus supplement relating to preferred stock being offered for a description of specific terms, including:


    . the distinctive serial designation and the number of shares constituting the series;



    . the dividend rate or rates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;



    . any redemption, sinking or retirement fund provisions applicable to the preferred stock;



    . the amount or amounts payable upon the shares of preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up prior to any payment or distribution of our assets to the holders of any class or classes of stock which are junior in rank to the preferred stock; and



    . any terms for the conversion into or exchange for shares of common stock, shares of preferred stock or debt securities.



   The term "class or classes of stock which are junior in rank to the preferred stock" means our common stock, and any other class or classes of our stock hereafter authorized which rank junior to the preferred stock as to dividends or upon liquidation.


Dividends


   Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors out of our funds legally available therefor, cash dividends payable on such dates in March, June, September and December of each year and at such rates per share per year as set forth in the applicable prospectus supplement. The prospectus supplement will also indicate the applicable record dates regarding the payment of dividends. The holders of preferred stock will be entitled to such cash dividends before any dividends on any class of stock junior in rank to preferred stock shall be declared or paid or set apart for payment. Whenever dividends shall not have been so paid or declared or set apart for payment upon all shares of each series of preferred stock, such dividends shall be cumulative and shall be paid, or declared and set apart for payment, before any dividends can be declared or paid on any class or classes of our stock junior in rank to the preferred stock. Any such accumulations of dividends on preferred stock shall not bear interest. The foregoing shall not apply to dividends payable in shares of any class or classes of stock junior in rank to the preferred stock.


Convertibility


   No series of preferred stock will be convertible into, or exchangeable for, shares of common stock, shares of preferred stock or any other class or classes of our stock or debt securities except as set forth in the related prospectus supplement.

Redemption and Sinking Fund

   No series of preferred stock will be redeemable or receive the benefit of a sinking, retirement or other analogous fund except as set forth in the related prospectus supplement.

Liquidation Rights


   Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of any series of preferred stock will be entitled to receive payment of or to have set aside for payment the liquidation amount per share, if any, specified in the related prospectus supplement, in each case together with any applicable accrued and unpaid dividends, before any distribution to holders of common stock or any class of stock junior in rank to the preferred stock. A voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property or assets to, or our consolidation or merger with one or more corporations, shall not be deemed to be our liquidation, dissolution or winding up for purposes of this paragraph.


Voting Rights


   Except as provided below, holders of preferred stock shall be entitled to one vote for each share held and shall vote together with the holders of common stock as one class for the election of directors and upon all other matters which may be voted upon by our stockholders. Holders of preferred stock shall not possess cumulative voting rights in the election of directors. See "Description of Common Stock--Voting Rights" for a discussion of voting rights in the election of directors.



   If dividends on the preferred stock shall be in arrears in an aggregate amount at least equal to six quarterly dividends, then the holders of all series of preferred stock, voting separately as one class, shall be entitled, at the next annual meeting of our stockholders or at a special meeting held in place thereof, or at a special meeting of the holders of the preferred stock called as provided below, to elect two directors to our board of directors. While the holders of preferred stock are so entitled to elect two directors, they shall not be entitled to participate with the common stock in the election of any other members of our board of directors. Whenever all arrearages in dividends on the preferred stock shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of the preferred stock to elect two directors shall cease, provided that such voting rights shall again vest in the case of any similar future arrearages in dividends.



   At any time after the right to vote for two directors shall have vested in the preferred stock, our secretary may, and, upon the written request of the holders of record of 10% or more of the shares of preferred stock then outstanding, shall call a special meeting of the holders of the preferred stock for the election of the directors to be elected by them, to be held within 30 days after such call and at the place and upon the notice provided by law and in our by-laws for the holding of meetings of stockholders. The secretary shall not be required to call such meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of our stockholders. If any such special meeting shall not be called by the secretary within 30 days after receipt of any such request, then the holders of record of 10% or more of the shares of preferred stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice provided above and for that purpose shall have access to our stock ledger. No such special meeting and no adjournment thereof shall be held on a date later than 30 days before the annual meeting of our stockholders or a special meeting held in place thereof next succeeding the time when the holders of the preferred stock become entitled to elect directors as provided above.



   If any meeting of our stockholders shall be held while holders of preferred stock are entitled to elect two directors as provided above, and if the holders of at least a majority of the shares of preferred stock then outstanding shall be present or represented by proxy at such meeting or any adjournment thereof, then, by vote of the holders of at least a majority of the shares of preferred stock present or so represented at such meeting, the then authorized number of our directors shall be increased by two, and the holders of the preferred stock shall be entitled to elect the additional directors at such meeting. Each such additional director so elected shall hold office beyond the annual meeting of the stockholders or a special meeting held in place thereof next succeeding the time when the holders of the preferred stock become entitled to elect two directors as provided above. Whenever the holders of the preferred stock shall be divested of special voting power as provided above, the terms of office of all persons elected as directors by the holders of the preferred stock as a class shall forthwith terminate, and the authorized number of our directors shall be reduced accordingly.



   The affirmative vote or consent of 66 2/3% of all shares of preferred stock outstanding shall be required before we may:



    . create any other class or classes of stock prior in rank to the preferred stock, either as to dividends or upon liquidation, or increase the number of authorized shares of such class of stock; or



    . amend, alter or repeal any provisions of our revised articles of incorporation adopted by the board of directors providing for the issuance of any series of preferred stock so as to adversely affect the preferences, rights or powers of the preferred stock.



   The affirmative vote or consent of at least a majority of the shares of preferred stock at the time outstanding shall be required for us to:



    .  increase the authorized number of shares of preferred stock;



    . create or increase the authorized number of shares of any other class of stock ranking on a parity with the preferred stock either as to dividends or upon liquidation; or



    . sell, lease or convey all or substantially all of our property or business, or voluntarily liquidate, dissolve or wind up the Company, or merge or consolidate the Company with any other corporation unless the resulting or surviving corporation will have after such merger or consolidation no stock either authorized or outstanding (except such stock of the corporation as may have been authorized or outstanding immediately preceding such merger or consolidation, or such stock of the resulting or surviving corporation as may be issued in exchange therefor) prior in rank either as to dividends or upon liquidation to the preferred stock or the stock of the resulting or surviving corporation issued in exchange therefor.



   No consent of the holders of preferred stock shall be required in connection with any mortgaging or other hypothecation by us of all or any part of our property or business.


Transactions with Ten Percent Stockholders


   Our revised articles of incorporation provide that certain transactions between us and a beneficial owner of more than 10% of our voting stock (which includes preferred stock) must either:



    . be approved by a majority of our voting stock other than that held by such beneficial owner;



    .  satisfy minimum price and procedural criteria; or



    . be approved by a majority of our directors who are not related to such beneficial owner.



   The transactions covered by these provisions include mergers, consolidations, sales or dispositions of assets, adoption of a plan of liquidation or dissolution, or other transactions involving a beneficial owner of more than 10% of our voting stock.

Miscellaneous


   The preferred stock offered hereby has no preemptive rights, is not liable for further assessments or calls and will be fully paid and non-assessable upon issuance. Shares of preferred stock which have been issued and reacquired in any manner by us shall resume the status of authorized and unissued shares of preferred stock and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage in dividends or sinking fund installments except as may be set forth in the related prospectus supplement.


Transfer Agent and Registrar

   The transfer agent and registrar for each series of preferred stock will be described in the related prospectus supplement.

                          DESCRIPTION OF COMMON STOCK


   This section describes the general terms of the common stock. We have filed a copy of our revised articles of incorporation as an exhibit to the registration statement. The common stock and the rights of common stockholders are subject to the applicable provisions of the Utah Revised Business Corporation Act and our revised articles of incorporation. We are presently authorized to issue 500,000,000 shares of common stock, par value $2.50 per share. At April 30, 2002, an aggregate of 251,852,020 shares of common stock were outstanding.


Dividends


   Subject to the rights of holders of any preferred stock which may be issued, the holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of any legally available funds. We may not pay dividends on common stock, other than dividends payable in common stock or any other class or classes of stock junior in rank to the preferred stock as to dividends or upon liquidation, unless all dividends accrued on outstanding preferred stock have been paid or declared and set apart for payment.


Voting Rights


   Holders of common stock are entitled to one vote for each share held. Except as provided in the related prospectus supplement, any series of preferred stock will be entitled, with certain exceptions, to vote together with the holders of common stock as one class for the election of directors and upon all matters voted upon by shareholders. See "Description of Preferred Stock--Voting Rights." In voting for the election of directors, holders of common stock shall not have the right to cumulate their votes. Notwithstanding that stockholders shall not be entitled to cumulate votes in the election of directors, no director may be removed if the votes of a sufficient number of shares are cast against removal which, at an election of the board of directors, would have been sufficient to elect that director if cumulative voting were applicable.


Liquidation Rights


   Any preferred stock would be senior to the common stock as to distributions upon our liquidation, dissolution or winding up. After distribution in full of the preferential amounts to be distributed to holders of preferred stock, holders of common stock will be entitled to receive all of our remaining assets available for distribution to stockholders in the event of voluntary or involuntary liquidation.

Transactions With Ten Percent Stockholders


   The revised articles of incorporation provide for certain voting rights for the holders of our voting stock (including common stock) in the case of certain transactions between us and a beneficial owner of more than 10% of our voting stock. See "Description of Preferred Stock--Transactions With Ten Percent Stockholders."


Miscellaneous

   The common stock is not redeemable, has no preemptive or conversion rights and is not liable for further assessments or calls. All shares of common stock offered hereby will be fully paid and non-assessable.

Transfer Agent and Registrar

   Computershare Trust Company of New York is the transfer agent and registrar for the common stock. The common stock is listed on the New York Stock Exchange.

                      DESCRIPTION OF SECURITIES WARRANTS


   We may issue securities warrants for the purchase of debt securities or preferred stock. Securities warrants may be issued independently or together with any debt securities or shares of preferred stock offered by any prospectus supplement and may be attached to or separate from such debt securities or shares of preferred stock. The securities warrants will be issued under warrant agreements to be entered into between us and Citibank, N.A. or JPMorgan Chase Bank, as warrant agent, or such other bank or trust company as is named in the prospectus supplement relating to the particular issue of securities warrants. The warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants. The following summaries of certain provisions of the form of warrant agreement and securities warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable warrant agreement and the securities warrants.


General

   If securities warrants are offered, the prospectus supplement will describe the terms of the securities warrants, including the following if applicable to the particular offering:


    .  the offering price;



    . the currency, currencies or currency units for which securities warrants may be purchased;



    . the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which such debt securities may be purchased upon such exercise;



    . the designation, number of shares and terms of the series of preferred stock purchasable upon exercise of the securities warrants to purchase preferred stock and the price at which such shares of preferred stock may be purchased upon such exercise;



    . the designation and terms of the debt securities or preferred stock with which the securities warrants are issued and the number of securities warrants issued with each such debt security or share of preferred stock;



    . the date on and after which the securities warrants and the related debt securities or preferred stock will be separately transferable;

    . the date on which the right to exercise the securities warrants shall commence and the date (the "Expiration Date") on which such right shall expire;



    . whether the securities warrants will be issued in registered or bearer form;



    . a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations relating to the securities warrants; and



    .  any other terms of the securities warrants.



   We may exchange securities warrants for new securities warrants of different denominations. Securities warrants in registered form may be presented for registration of transfer. Securities warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their securities warrants, holders of securities warrants will not have any of the rights of holders of the debt securities or shares of preferred stock purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the preferred stock purchasable upon such exercise or to exercise any applicable right to vote.


Exercise of Securities Warrants


   Each securities warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the securities warrant. Securities warrants may be exercised at such times as are set forth in the prospectus supplement relating to such securities warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by us), unexercised securities warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, securities warrants may be exercised by delivery to the warrant agent of the certificate evidencing such securities warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the securities warrants. Upon receipt of such payment and the certificate representing the securities warrants to be exercised properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of preferred stock purchasable upon such exercise. If fewer than all of the securities warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of securities warrants.


                             PLAN OF DISTRIBUTION


   We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to purchasers, or through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933. The prospectus supplement relating to the offered securities will set forth their offering terms, including the following:



  .   the name or names of any underwriters, dealers or agents;



  . the purchase price of the securities offered and the proceeds to us from such sale;



  . any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;



  . any initial public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and



  .   any securities exchanges on which the offered securities may be listed.


   If underwriters or dealers are used in the sale, the offered securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.


   Offered securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.



   If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.



   Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect thereof. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.



   Each series of offered securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.



   Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Securities and Exchange Act of 1934. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids to do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                                LEGAL OPINIONS


   The validity of the offered securities will be passed upon for us by James
J. Theisen, Jr., Esquire, Senior Corporate Counsel of the Company, or another senior corporate counsel designated by us. Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, will pass upon the validity of the offered securities for the underwriters, dealers or agents, unless otherwise specified in the prospectus supplement. As of May 20, 2002, Mr. Theisen beneficially owns 1,125 shares of common stock, including retention shares granted under our 1993 Stock Option and Retention Stock Plan and 2001 Stock Incentive Plan, and holds options to purchase 1,100 additional shares of the common stock. Cravath, Swaine & Moore has provided legal services from time to time to us and our affiliates.


                                    EXPERTS


   The consolidated financial statements and the related consolidated financial statement schedule of the Company and our subsidiaries as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution*

          Securities and Exchange Commission Registration Fee $ 92,000
          Trustee's Fees and Expenses........................   75,000
          Printing Expenses..................................   60,000
          Rating Agencies' Fees..............................  145,000
          Accountants's Fees and Expenses....................   75,000
          Miscellaneous......................................   10,000

                                                              --------
          Total.............................................. $457,000

                                                              ========

--------
* All amounts are estimated except for the registration fee.

Item 15.  Indemnification of Directors and Officers


   Union Pacific Corporation (the "Company") is a Utah corporation. Section 16-10a-901 et, seq. of the Utah Revised Business Corporation Act grants to a corporation the power to indemnify a person made a party to a lawsuit or other proceeding because such person is or was a director or officer. A corporation is further empowered to purchase insurance on behalf of any person who is or was a director or officer against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such capacity. The Company's by-laws provide for mandatory indemnification of its directors, officers and employees in certain circumstances. The Company maintains insurance on behalf of directors and officers against liability asserted against them arising out of their status as such.


   The Company's revised articles of incorporation, incorporated herein as
Exhibit 3.1 to this registration statement, eliminate in certain circumstances the personal liability of directors of the Company for monetary damages for a breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) a violation of Section l6-10a-842 of the Utah Revised Business Corporation Act (relating to the liability of directors for unlawful distributions) or (iv) an intentional violation of criminal law.

   Reference is made to Section 6 of the form of underwriting agreement filed as Exhibit 1 to this registration statement for additional indemnification provisions.

Item 16.  Exhibits


1.  --  Form of Underwriting Agreement./#/

3.1 --  Revised Articles of Incorporation of Union Pacific Corporation, as amended through April 25, 1996, incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

3.2 --  Form of Certificate of Amendment for Preferred Stock.*

3.3 --  By-laws of Union Pacific Corporation, as amended effective as of November 19, 1998, incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated November 25, 1998.

4.1 --  Indenture, dated as of December 20, 1996, between Union Pacific Corporation and Citibank, N.A.,
        Trustee, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3
        (File No. 333-18345), dated December 20, 1996.


4.2  --  Indenture, dated as of April 1, 1999, between Union Pacific Corporation and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, Trustee, incorporated by reference to Exhibit 4.2 to the
         Company's Registration Statement on Form S-3 (File No. 333-75989), dated April 9, 1999.

4.3  --  Form of Warrant Agreement.*

4.4  --  Form of Debt Security, incorporated by reference to Exhibit 4.3 to the Company's Registration
         Statement on Form S-3 (File No. 33-59323), dated May 12, 1995.

5    --  Opinion and consent of James J. Theisen, Jr., Esquire, senior corporate counsel for the Company./#/

12.1 --  Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 to the
         Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

12.2 --  Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 to the
         Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

23.1 --  Consent of Deloitte & Touche LLP.

23.2 --  Consent of James J. Theisen, Jr., Esquire, senior corporate counsel for the Company (included in
         Exhibit 5)./#/

24   --  Powers of Attorney./#/

25.1 --  Statement on Form T-1 of the eligibility of Citibank, N.A. under the Indenture, dated as of
         December 20, 1996./#/

25.2 --  Statement on Form T-1 of the eligibility of JPMorgan Chase Bank under the Indenture, dated as of
         April 1, 1999./#/

--------

* To be filed by amendment.


/#/ Previously filed as an exhibit to this Registration Statement.


Item 17.  Undertakings

   The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

      (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Company pursuant to the provisions described under Item 15 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Union Pacific Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 3rd day of July, 2002.


                                          UNION PACIFIC CORPORATION


                                             /S/  JAMES R. YOUNG

                                          By: _______________________________
                                             Name: James R. Young

                              Title:  ExecutiveVice President--Finance



   Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below on this 3rd day of July, 2002, by the following person in the capacities indicated.



          Signature                        Title
          ---------                        -----

  /S/  RICHARD R. DAVIDSON     Chairman of the Board,
-----------------------------  President, Chief Executive
    (Richard K. Davidson)      Officer and Director
                               (Principal Executive Officer)

     /S/  JAMES R. YOUNG       Executive Vice
-----------------------------  President--Finance (Principal
      (James R. Young)         Financial Officer)

    /S/  RICHARD J. PUTZ       Vice President and Controller
-----------------------------  (Principal Accounting Officer)
      (Richard J. Putz)

              *                Director
-----------------------------
    (Philip F. Anschutz)

              *                Director
-----------------------------
     (Thomas J. Donohue)

              *                Director
-----------------------------
     (Archie W. Dunham)

              *                Director
-----------------------------
     (Spencer F. Eccles)

          Signature                           Title
          ---------                           -----

              *                   Director
-----------------------------
       (Ivor J. Evans)

              *                   Director
-----------------------------
  (Elbridge T. Gerry, Jr.)

              *                   Director
-----------------------------
   (Judith Richards Hope)

              *                   Director
-----------------------------
    (Richard J. Mahoney)

              *                   Director
-----------------------------
     (Stephen R. Rogel)

   /S/  THOMAS E. WHITAKER
    -------------------------
*By:
     As Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit
Number                                            Description of Exhibit
-------                                           ----------------------
 1      --  Form of Underwriting Agreement./#/

 3.1    --  Revised Articles of Incorporation of Union Pacific Corporation, as amended through April 25, 1996, incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the
            quarter ended March 31, 1996.

 3.2    --  Form of Certificate of Amendment for Preferred Stock.*

 3.3    --  By-laws of Union Pacific Corporation, as amended effective as of November 19, 1998, incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated November 25, 1998.

 4.1    --  Indenture, dated as of December 20, 1996, between Union Pacific Corporation and Citibank, N.A.,
            Trustee, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on
            Form S-3 (File No. 333-18345), dated December 20, 1996.

 4.2    --  Indenture, dated as of April 1, 1999, between Union Pacific Corporation and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, Trustee, incorporated by reference to Exhibit 4.2 to the
            Company's Registration Statement on Form S-3 (File No. 333-75989), dated April 9, 1999.

 4.3    --  Form of Warrant Agreement.*

 4.4    --  Form of Debt Security, incorporated by reference to Exhibit 4.3 to the Company's Registration
            Statement on Form S-3 (File No. 33-59323), dated May 12, 1995.

 5      --  Opinion and consent of James J. Theisen, Jr., Esquire, senior corporate counsel for the Company./#/

 12.1   --  Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 to the
            Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

 12.2   --  Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 to the
            Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

 23.1   --  Consent of Deloitte & Touche LLP.

 23.2.. --  Consent of James J. Theisen, Jr., Esquire, senior corporate counsel for the Company (included in
            Exhibit 5)./#/

 24     --  Powers of Attorney./#/

 25.1   --  Statement on Form T-1 of the eligibility of Citibank, N.A. under the Indenture, dated as of
            December 20, 1996./#/

 25.2   --  Statement on Form T-1 of the eligibility of JPMorgan Chase Bank under the Indenture, dated as of
            April 1, 1999./#/

--------
* To be filed by amendment.

#  Previously filed as an exhibit to this Registration Statement.